Exhibit (c)(ii)

HOULIHAN LOKEY

Project Mountain – Additional Considerations

PRESENTATION TO THE FINANCE AND STRATEGIC PLANNING COMMITTEE

AUGUST 30, 2019 | CONFIDENTIAL - PRELIMINARY - SUBJECT TO FURTHER REVIEW

Table of Contents Page 1. Executive Summary 3 2. Additional Considerations 5 Selected Illustrative Accretion / Dilution Calculations 6 Selected Post-Restructured Company Market Observations 10 Selected Illustrative Precedent Going-Dark Transaction Observations 13 3. Appendix 17 Additional Illustrative Precedent Going-Dark Transactions Detail 18 Glossary of Selected Terms 21 4. Disclaimer 23 2 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEWTable of Contents Page 1. Executive Summary 3 2. Additional Considerations 5 Selected Illustrative Accretion / Dilution Calculations 6 Selected Post-Restructured Company Market Observations 10 Selected Illustrative Precedent Going-Dark Transaction Observations 13 3. Appendix 17 Additional Illustrative Precedent Going-Dark Transactions Detail 18 Glossary of Selected Terms 21 4. Disclaimer 23 2 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

Page 1. Executive Summary 3 2. Additional Considerations 5 3. Appendix 17 4. Disclaimer 23Page 1. Executive Summary 3 2. Additional Considerations 5 3. Appendix 17 4. Disclaimer 23

Executive Summary

- The illustrative financial analyses and information contained in this presentation do not relate to the opinion
- The Finance and Strategic Planning Committee has requested that Houlihan Lokey provide certain additional illustrative financial analyses on certain potential impacts of a potential transaction on the Continuing Stockholders and the Company
- Overview of additional illustrative financial analyses and selected key takeaways
  - Selected illustrative accretion / dilution calculations
  - Selected post-restructured company public equity market performance
  - Selected illustrative precedent "going-dark" transactions observations
- Key next deliverables for Houlihan Lokey
  - Final presentation(s) regarding the opinion and related financial analyses
- Other process items for Houlihan Lokey
  - Transaction structure due diligence; reflect terms of proposed transaction
  - Market updates
  - Projections updates, if applicable
  - Follow-up due diligence, if applicable

The accretion/dilution calculations, financial analyses and other information included herein are provided solely for the information of the Finance and Strategic Planning Committee of the Board of Directors of the Company, are shown for illustrative purposes only and are not intended to provide any recommendations, conclusions or opinions regarding valuation, the fairness of any aspect of the Stock Splits to the Cashed-Out Stockholders, the Continuing Stockholders or the Company, or whether to effect the Stock Splits. Such illustrative calculations, financial analyses and other information are dependent on current information and assumptions provided by Poconos management that may differ materially from final Poconos management estimates or final figures associated with the Stock Splits, if consummated.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

HOULIHAN LOKEY 4

Page 1. Executive Summary 3 2. Additional Considerations 5 Selected Illustrative Accretion / Dilution Calculations 6 Selected Post-Restructured Company Market Observations 10 Selected Illustrative Precedent Going-Dark Transaction Observations 13 3. Appendix 17 4. Disclaimer 23Page 1. Executive Summary 3 2. Additional Considerations 5 Selected Illustrative Accretion / Dilution Calculations 6 Selected Post-Restructured Company Market Observations 10 Selected Illustrative Precedent Going-Dark Transaction Observations 13 3. Appendix 17 4. Disclaimer 23

Page 1. Executive Summary 3 2. Additional Considerations 5 Selected Illustrative Accretion / Dilution Calculations 6 Selected Post-Restructured Company Market Observations 10 Selected Illustrative Precedent Going-Dark Transaction Observations 13 3. Appendix 17 4. Disclaimer 23Page 1. Executive Summary 3 2. Additional Considerations 5 Selected Illustrative Accretion / Dilution Calculations 6 Selected Post-Restructured Company Market Observations 10 Selected Illustrative Precedent Going-Dark Transaction Observations 13 3. Appendix 17 4. Disclaimer 23

Selected Illustrative Accretion / Dilution Calculations

Adjusted EBITDA

- The Stock Splits are accretive to Poconos' adjusted EBITDA per share in CY 2020E and CY 2021E following more marginal accretion in CY 2019E.
  - This stems from the recurring nature of the Company's assumed run-rate realized cost savings relative to smaller cost savings in CY 2019E.

(shares outstanding and dollars in millions, except per share values)

	Calendar Year Ending December 31,		
	2019E	2020E	2021E
Status Quo Adjusted EBITDA [1]	**$123.4**	**$176.7**	**$203.8**
Status Quo Diluted Shares Outstanding [2]	15.0	15.2	15.3
Status Quo Adjusted EBITDA per Share	**$8.20**	**$11.65**	**$13.32**
Identified Public Company Cost Savings [3] [4]	0.1	0.8	0.8
Net Pre-Tax Stock Splits Cost Savings [5]	0.1	0.8	0.8
Pro Forma Adjusted EBITDA	**$123.4**	**$177.5**	**$204.6**
Status Quo Diluted Shares Outstanding [2]	15.04	15.17	15.30
Cashed-Out Shares [6]	(0.03)	(0.03)	(0.03)
Adjusted Diluted Common Shares Outstanding	15.02	15.15	15.27
Pro Forma Adjusted EBITDA per Share	**$8.22**	**$11.72**	**$13.40**
Implied Accretion / (Dilution) [7]	**0.2%**	**0.6%**	**0.6%**

Poconos management estimates subject to further refinement

1. Poconos projections per Poconos management.
2. Reflects (i) diluted share count as of 6/30/19 and (ii) ratable annual vesting of ~0.4 million restricted stock units outstanding over three years following the Company's emergence from bankruptcy. For illustrative purposes, assumes the Company's share price of $16.13 as of 8/28/19 remains unchanged following the Stock Splits and the Company's existing warrants and stock options are consequently out-of-the-money over the projection period. Per Poconos management.
3. Reflects Poconos management estimate subject to further refinement.
4. Per Poconos management, does not include potential incremental cost savings from alteration of directors and officers insurance post-Stock Splits.
5. Excludes non-recurring advisory, accounting and filing fees associated with effecting the Stock Splits estimated at $775,000, per Poconos management.
6. Per shareholder roster provided by Poconos management. Assumes (i) only those shareholders with less than one share after the Reverse Split are cashed out and (ii) a reverse stock split ratio of 1:50.
7. Computed as (i) difference between Pro Forma Adjusted EBITDA per Share and Status Quo Adjusted EBITDA per Share, divided by (ii) Status Quo Adjusted EBITDA per Share.

Sources: Poconos management and Capital IQ.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

HOULIHAN LOKEY | 7

Selected Illustrative Accretion / Dilution Calculations (cont.)

Adjusted Free Cash Flow

- The Stock Splits are accretive to Poconos' adjusted free cash flow per share in CY 2019E, CY 2020E and CY 2021E.
- As accretion / dilution computations are based on a lower base amount versus those delineated on the prior page, observed implied accretion / dilution percentages are greater.

(shares outstanding and dollars in millions, except per share values)

	Calendar Year Ending December 31,		
	2019E	2020E	2021E
Adjusted EBITDA	$123.4	$176.7	$203.8
Capital Expenditures	(91.8)	(104.3)	(109.5)
Status Quo Adjusted Free Cash Flow [1]	**$31.5**	**$72.4**	**$94.3**
Status Quo Diluted Shares Outstanding [2]	15.0	15.2	15.3
Status Quo Adjusted Free Cash Flow per Share	**$2.10**	**$4.77**	**$6.16**
Identified Public Company Cost Savings [3] [4]	0.1	0.8	0.8
Net Pre-Tax Stock Splits Cost Savings [5]	0.1	0.8	0.8
Pro Forma Adjusted Free Cash Flow	**$31.6**	**$73.2**	**$95.1**
Status Quo Diluted Shares Outstanding [2]	15.04	15.17	15.30
Cashed-Out Shares [6]	(0.03)	(0.03)	(0.03)
Adjusted Diluted Common Shares Outstanding	15.02	15.15	15.27
Pro Forma Adjusted Free Cash Flow per Share	**$2.10**	**$4.83**	**$6.23**
Implied Accretion / (Dilution) [7]	**0.4%**	**1.3%**	**1.0%**

Poconos management estimates subject to further refinement

Note: Adjusted Free Cash Flow computed as Adjusted EBITDA minus Capital Expenditures for purposes of above illustrative calculations.
1. *Poconos projections per Poconos management.*
2. *Reflects (i) diluted share count as of 6/30/19 and (ii) ratable annual vesting of ~0.4 million restricted stock units outstanding over three years following the Company's emergence from bankruptcy. For illustrative purposes, assumes the Company's share price of $16.13 as of 8/28/19 remains unchanged following the Stock Splits and the Company's existing warrants and stock options are consequently out-of-the-money over the projection period. Per Poconos management.*
3. *Reflects Poconos management estimate subject to further refinement.*
4. *Per Poconos management, does not include potential incremental cost savings from alteration of directors and officers insurance post-Stock Splits.*
5. *Excludes non-recurring advisory, accounting and filing fees associated with effecting the Stock Splits estimated at $775,000, per Poconos management.*
6. *Per shareholder roster provided by Poconos management. Assumes (i) only those shareholders with less than one share after the Reverse Split are cashed out and (ii) a reverse stock split ratio of 1:50.*
7. *Computed as (i) difference between Pro Forma Adjusted Free Cash Flow per Share and Status Quo Adjusted Free Cash Flow per Share, divided by (ii) Status Quo Adjusted Free Cash Flow per Share.*

Sources: Poconos management and Capital IQ.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW
HOULIHAN LOKEY | 8

Selected Illustrative Accretion / Dilution Calculations (cont.)

Earnings per Share

- Poconos earnings per share is calculated to increase in CY 2020E and CY 2021E.
  - Implied accretion / dilution is not meaningful in CY 2019E due to negative forecasted net income.

(shares outstanding and dollars in millions, except per share values)

	Calendar Year Ending December 31, 2019E	2020E	2021E
Status Quo Net Income [1]	**($92.1)**	**$55.3**	**$67.5**
Status Quo Diluted Shares Outstanding [2]	15.0	15.2	15.3
Status Quo Earnings / (Loss) per Share	**($6.12)**	**$3.64**	**$4.41**
Identified Public Company Cost Savings [3] [4]	0.1	0.8	0.8
Net Pre-Tax Stock Splits Cost Savings [5]	0.1	0.8	0.8
Incremental Taxes [6]	(0.0)	(0.1)	(0.1)
Pro Forma Net Income	**($92.1)**	**$55.9**	**$68.2**
Status Quo Diluted Shares Outstanding [2]	15.04	15.17	15.30
Cashed-Out Shares [7]	(0.03)	(0.03)	(0.03)
Adjusted Diluted Common Shares Outstanding	15.02	15.15	15.27
Pro Forma Earnings / (Loss) per Share	**($6.13)**	**$3.69**	**$4.46**
Implied Accretion / (Dilution) [8]	***NMF***	**1.4%**	**1.2%**

Poconos management estimates subject to further refinement

1. Poconos projections per Poconos management.
2. Reflects (i) diluted share count as of 6/30/19 and (ii) ratable annual vesting of ~0.4 million restricted stock units outstanding over three years following the Company's emergence from bankruptcy. For illustrative purposes, assumes the Company's share price of $16.13 as of 8/28/19 remains unchanged following the Stock Splits and the Company's existing warrants and stock options are consequently out-of-the-money over the projection period. Per Poconos management.
3. Reflects Poconos management estimate subject to further refinement.
4. Per Poconos management, does not include potential incremental cost savings from alteration of directors and officers insurance post-Stock Splits.
5. Excludes non-recurring advisory, accounting and filing fees associated with effecting the Stock Splits estimated at $775,000, per Poconos management.
6. Reflects (i) periodic effective tax rates based on actual cash taxes projected for each period, per Poconos management, multiplied by (ii) Net Pre-Tax Stock Splits Cost Savings.
7. Per shareholder roster provided by Poconos management. Assumes (i) only those shareholders with less than one share after the Reverse Split are cashed out and (ii) a reverse stock split ratio of 1:50.
8. Computed as (i) difference between Pro Forma Earnings / (Loss) per Share and Status Quo Earnings / (Loss) per Share, divided by (ii) Status Quo Earnings / (Loss) per Share. Not meaningful figure in CY 2019E due to negative status quo and pro forma net income.

Sources: Poconos management and Capital IQ.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW
HOULIHAN LOKEY | 9

Page 1. Executive Summary 3 2. Additional Considerations 5 Selected Illustrative Accretion / Dilution Calculations 6 Selected Post-Restructured Company Market Observations 10 Selected Illustrative Precedent Going-Dark Transaction Observations 13 3. Appendix 17 4. Disclaimer 23Page 1. Executive Summary 3 2. Additional Considerations 5 Selected Illustrative Accretion / Dilution Calculations 6 Selected Post-Restructured Company Market Observations 10 Selected Illustrative Precedent Going-Dark Transaction Observations 13 3. Appendix 17 4. Disclaimer 23

Selected Post-Restructured Company Market Observations

Selected Oilfield Services Company Performance Post Chapter 11 Emergence

(dollars in millions)

C&J ENERGY SERVICES

Date of Chapter 11 Filing		July 20, 2016
Obligations at Date of Chapter 11 Filing	Total Obligations	~$1,687.3 million
	Secured Obligations	*~$1,372.8 million*
	Unsecured Obligations	*~$314.4 million*
Date of Emergence from Chapter 11		January 6, 2017
Share Price Return Since Re-Listing (January 12, 2017)		-76.7%

Key Energy Services

Date of Chapter 11 Filing		October 20, 2016
Obligations at Date of Chapter 11 Filing	Total Obligations	~$1,043.9 million
	Secured Obligations	*~$353.5 million*
	Unsecured Obligations	*~$690.4 million*
Date of Emergence from Chapter 11		December 15, 2016
Share Price Return Since Re-Listing (December 16, 2017)		-95.6%

Indexed Share Price Performance Post Re-Listing



160%
140%
120%
100%
80%
60%
40%
20%
0%
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
27.2%
2.6%
-67.1%
-76.7%

Indexed Share Price Performance Post Re-Listing



160%
140%
120%
100%
80%
60%
40%
20%
0%
Dec-16
Jun-17
Dec-17
Jun-18
Dec-18
Jun-19
27.9%
2.6%
-66.9%
-95.6%

Restructured Company | S&P 500 Index | WTI Spot Price | Oilfield Services Index (OSX)

Sources: Capital IQ as of 8/28/19 and public filings.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

HOULIHAN LOKEY | 11

Selected Post-Restructured Company Market Observations (cont.)

Selected Oilfield Services Company Performance Post Chapter 11 Emergence

(dollars in millions)

BASIC ENERGY SERVICES

Date of Chapter 11 Filing		■ October 25, 2016
Obligations at Date of Chapter 11 Filing	Total Obligations	~$1,100.0 million
	Secured Obligations	*~$215.2 million*
	Unsecured Obligations	*~$884.8 million*
Date of Emergence from Chapter 11		■ December 26, 2016
Share Price Return Since Re-Listing (December 27, 2016)		■ -96.3%

Indexed Share Price Performance Post Re-Listing



160%
140%
120%
100%
80%
60%
40%
20%
0%
Dec-16
Jun-17
Dec-17
Jun-18
Dec-18
Jun-19
27.3%
0.9%
-67.1%
-96.3%

Nuverra Environmental Solutions

Date of Chapter 11 Filing		■ May 1, 2017
Obligations at Date of Chapter 11 Filing	Total Obligations	~$528.9 million
	Secured Obligations	*~$480.8 million*
	Unsecured Obligations	*~$48.0 million*
Date of Emergence from Chapter 11		■ August 7, 2017
Share Price Return Since Re-Listing (October 12, 2017)		■ -75.6%

Indexed Share Price Performance Post Re-Listing



200%
160%
120%
80%
40%
0%
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
13.2%
8.5%
-54.9%
-75.6%

Restructured Company | S&P 500 Index | WTI Spot Price | Oilfield Services Index (OSX)

Sources: Capital IQ as of 8/28/19 and public filings.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

HOULIHAN LOKEY | 12

Page 1. Executive Summary 3 2. Additional Considerations 5 Selected Illustrative Accretion / Dilution Calculations 6 Selected Post-Restructured Company Market Observations 10 Selected Illustrative Precedent Going-Dark Transaction Observations 13 3. Appendix 17 4. Disclaimer 23Page 1. Executive Summary 3 2. Additional Considerations 5 Selected Illustrative Accretion / Dilution Calculations 6 Selected Post-Restructured Company Market Observations 10 Selected Illustrative Precedent Going-Dark Transaction Observations 13 3. Appendix 17 4. Disclaimer 23

Effect of Premium on Continuing Stockholder Value

Illustrative Calculations

Effect of Premium on Continuing Stockholder Value Calculations

(shares outstanding and dollars in millions, except per share values)

Market-Derived Inputs [1]		
Total Diluted Shares Outstanding [3]	15.0	
Closing per Share Stock Price	$16.13	
Market Capitalization	$242.7	A

Stock Splits Calculations		
Computed Transaction Value	$1.0	B
Implied Aggregate Premium Paid	*$0.3*	C
Effect of Premium on Continuing Stockholders	0.139%	D

D = C ÷ (A – B)

Effect of Premium on Continuing Stockholder Value Based on % of Cashed Out Shares [2] [3]

Illustrative % of Shares Oustanding Cashed Out in Stock Splits [3]

Illustrative Cash Out Price Per Share	0.100%	0.175% [4]	0.284% [5]	0.350%	0.400%
$18.00	0.012%	0.020%	0.033%	0.041%	0.047%
$21.00	0.030%	0.053%	0.086%	0.106%	0.121%
$24.00	0.049%	0.086%	0.139%	0.172%	0.196%
$27.00	0.068%	0.118%	0.192%	0.237%	0.271%
$30.00	0.086%	0.151%	0.245%	0.303%	0.347%

1. As of 8/28/19.
2. Effect of Premium on Continuing Stockholders computed as: ((Cash-Out Price per Share - Current Market Trading Price per Share) * Shares Repurchased) / (Current Market Capitalization – Computed Transaction Value).
3. Pre Stock-Splits Shares and dilutive securities per Poconos management and public filings. Includes (i) 15.0 million shares outstanding as of 6/30/19 and (ii) dilutive impact of 2.6 million warrants, to the extent in-the-money. Does not include dilutive impact of 0.4 million unvested options and 0.4 million unvested restricted stock units. Per Poconos management.
4. Reflects estimated percentage of shares associated with Cashed-Out Stockholders, assuming (i) only those shareholders with less than one share after the Reverse Split are cashed out and (ii) a 1:50 reverse stock split ratio, per Poconos management.
5. Reflects estimated percentage of shares associated with Cashed-Out Stockholders, assuming (i) only those shareholders with less than one share after the Reverse Split are cashed out and (ii) a 1:100 reverse stock split ratio per, per Poconos management.

Sources: Poconos management and Capital IQ.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW
HOULIHAN LOKEY | 14

Selected Illustrative “Going-Dark” Transactions Selected Transaction and Benchmarking Observations Implied One-Day Cash-Out Premiums Paid [1] At an illustrative cash-out price of $24 to $30 per share, the implied 119.0% 125.0% one-day premium would be ~49% to 86%, which is among the highest of 100.0% the observed selected precedent “going-dark” transactions’ premia. 75.0% However, as the shares repurchased 52.2% as a % of shares outstanding is 50.0% 39.0% among the lowest of the selected 27.6% 24.1% 21.7% 19.0% 25.0% 15.5% precedent transactions, the resulting 12.6% 10.9% 3.7% 1.7% In-process requested effect of the premium on continuing 0.0% stockholders is also among the summary charts 5th 10th 20th 30th 40th 50th 60th 70th 80th 90th 95th Max lowest (even at the high end of the Percentile Percentile Percentile Percentile Percentile Percentile Percentile Percentile Percentile Percentile Percentile illustrative cash-out price per share range). Shares Repurchased as % of Outstanding Implied Effect of Premium [2] [3] 53.3% 41.9% 15.0% 10.0% 12.5% 7.5% 10.0% 7.7% 6.5% 7.5% 5.0% 4.8% 5.0% 1.9% 2.5% 1.6% 1.5% 2.5% 0.5% 0.2% 0.3% 0.3% 0.2% 0.1% 0.2% 0.0% 0.0% 0.0% Low Poconos - Poconos - 25th Median Mean 75th High Low Poconos - Poconos - 25th Median 75th Mean High 1:50 1:100 Percentile Percentile 1:50 1:100 Percentile Percentile Ratio [4] Ratio [4] Ratio [4] Ratio [4] 1. Reflects Cash-Out Price per Share divided by One-Day Pre-Announcement Share Price. 2. Computed as: ((Cash-Out Price per Share - Current Market Trading Price per Share) * Shares Repurchased) / (Current Market Capitalization – Computed Transaction Value). 3. Excludes transactions for which premiums were negative and China Housing and Land Development, Inc. 4. Based on (i) market data as of 8/28/19, (ii) illustrative cash out price per share of $30.00 and (iii) assumption that only those shareholders with less than one share after the Reverse Split are cashed out. Per Poconos management. Sources: Poconos management, Capital IQ, public filings and press releases. 15 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEWSelected Illustrative “Going-Dark” Transactions Selected Transaction and Benchmarking Observations Implied One-Day Cash-Out Premiums Paid [1] At an illustrative cash-out price of $24 to $30 per share, the implied 119.0% 125.0% one-day premium would be ~49% to 86%, which is among the highest of 100.0% the observed selected precedent “going-dark” transactions’ premia. 75.0% However, as the shares repurchased 52.2% as a % of shares outstanding is 50.0% 39.0% among the lowest of the selected 27.6% 24.1% 21.7% 19.0% 25.0% 15.5% precedent transactions, the resulting 12.6% 10.9% 3.7% 1.7% In-process requested effect of the premium on continuing 0.0% stockholders is also among the summary charts 5th 10th 20th 30th 40th 50th 60th 70th 80th 90th 95th Max lowest (even at the high end of the Percentile Percentile Percentile Percentile Percentile Percentile Percentile Percentile Percentile Percentile Percentile illustrative cash-out price per share range). Shares Repurchased as % of Outstanding Implied Effect of Premium [2] [3] 53.3% 41.9% 15.0% 10.0% 12.5% 7.5% 10.0% 7.7% 6.5% 7.5% 5.0% 4.8% 5.0% 1.9% 2.5% 1.6% 1.5% 2.5% 0.5% 0.2% 0.3% 0.3% 0.2% 0.1% 0.2% 0.0% 0.0% 0.0% Low Poconos - Poconos - 25th Median Mean 75th High Low Poconos - Poconos - 25th Median 75th Mean High 1:50 1:100 Percentile Percentile 1:50 1:100 Percentile Percentile Ratio [4] Ratio [4] Ratio [4] Ratio [4] 1. Reflects Cash-Out Price per Share divided by One-Day Pre-Announcement Share Price. 2. Computed as: ((Cash-Out Price per Share - Current Market Trading Price per Share) * Shares Repurchased) / (Current Market Capitalization – Computed Transaction Value). 3. Excludes transactions for which premiums were negative and China Housing and Land Development, Inc. 4. Based on (i) market data as of 8/28/19, (ii) illustrative cash out price per share of $30.00 and (iii) assumption that only those shareholders with less than one share after the Reverse Split are cashed out. Per Poconos management. Sources: Poconos management, Capital IQ, public filings and press releases. 15 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

Effect of Premium on Continuing Stockholders

Effect of Premium on Continuing Stockholders – 1:50 Reverse Stock Split Ratio [1] [2]

Illustrative Cash Out Price Per Share	Illustrative Pre-Stock Splits Announcement Market Trading Price [3]				
	-20.0%	-10.0%	Current [3]	+10.0%	+20.0%
$18.00	0.069%	0.042%	0.020%	0.003%	-0.012%
$21.00	0.110%	0.078%	0.053%	0.032%	0.015%
$24.00	0.151%	0.115%	0.086%	0.062%	0.042%
$27.00	0.192%	0.151%	0.118%	0.092%	0.069%
$30.00	0.233%	0.188%	0.151%	0.121%	0.097%

Effect of Premium on Continuing Stockholders – 1:100 Reverse Stock Split Ratio [1] [4]

Illustrative Cash Out Price Per Share	Illustrative Pre-Stock Splits Announcement Market Trading Price [3]				
	-20.0%	-10.0%	Current [3]	+10.0%	+20.0%
$18.00	0.113%	0.068%	0.033%	0.004%	-0.020%
$21.00	0.179%	0.127%	0.086%	0.052%	0.024%
$24.00	0.245%	0.186%	0.139%	0.100%	0.068%
$27.00	0.312%	0.245%	0.192%	0.149%	0.113%
$30.00	0.378%	0.304%	0.245%	0.197%	0.157%

1. Effect of Premium on Continuing Stockholders computed as: ((Cash-Out Price per Share - Current Market Trading Price per Share) * Shares Repurchased) / (Current Market Capitalization – Computed Transaction Value.). Shares and dilutive securities per Poconos management and public filings. Includes (i) 15.0 million shares outstanding as of 6/30/19 and (ii) dilutive impact of 2.6 million warrants, to the extent in-the-money. Does not include dilutive impact of 0.4 million unvested options and 0.4 million unvested restricted stock units, per Poconos management
2. Reflects estimated percentage of shares associated with Cashed-Out Stockholders, assuming (i) only those shareholders with less than one share after the Reverse Split are cashed out and (ii) a 1:50 reverse stock split ratio per, per Poconos management.
3. As of 8/28/19.
4. Reflects estimated percentage of shares associated with Cashed-Out Stockholders, assuming (i) only those shareholders with less than one share after the Reverse Split are cashed out and (ii) a 1:100 reverse stock split ratio per, per Poconos management.

Sources: Poconos management and Capital IQ.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW
HOULIHAN LOKEY | 16

Page 1. Executive Summary 3 2. Additional Considerations 5 3. Appendix 17 Additional Illustrative Precedent Going-Dark Transactions Detail 18 Glossary of Selected Terms 21 4. Disclaimer 23Page 1. Executive Summary 3 2. Additional Considerations 5 3. Appendix 17 Additional Illustrative Precedent Going-Dark Transactions Detail 18 Glossary of Selected Terms 21 4. Disclaimer 23

Page 1. Executive Summary 3 2. Additional Considerations 5 3. Appendix 17 Additional Illustrative Precedent Going-Dark Transactions Detail 18 Glossary of Selected Terms 21 4. Disclaimer 23Page 1. Executive Summary 3 2. Additional Considerations 5 3. Appendix 17 Additional Illustrative Precedent Going-Dark Transactions Detail 18 Glossary of Selected Terms 21 4. Disclaimer 23

Selected Illustrative Precedent "Going-Dark" Transactions

Announced	Going-Dark Entity	Transaction Value	Shares Outstanding	Estimated Public Float: Shares	Estimated Public Float: %	Shares Repurchased as a % of Outstanding	Market Capitalization at Announcement	Cash-Out Price per Share	One-Day Pre-Announcement Share Price [1]	Implied One-Day Cash-Out Premium [2]	Implied Effect of Premium [3]	One-Day Pre-Announcement Share Price as a % of 52-Week High	Average Daily Trading Volume As % of: Shares Outstanding [4]	Average Daily Trading Volume As % of: Estimated Public Float [4]
5/2/19	Dynasil Corporation of America	$1.7	17.5	8.2	47.0%	8.3%	$18.3	$1.15	$1.09	5.5%	0.5%	68.1%	0.1%	0.3%
12/22/16	Paybox Corp.	$0.1	13.2	5.4	41.1%	1.0%	$5.9	$0.40	$0.36	11.1%	0.1%	47.7%	0.0%	0.0%
12/20/16	Onstream Media Corporation	$0.1	23.8	20.7	86.9%	2.8%	$4.8	$0.20	$0.20	0.0%	0.0%	45.5%	0.1%	0.1%
2/16/16	Speed Commerce, Inc.	$0.0	96.6	72.4	74.9%	0.1%	$2.7	$0.01	$0.03	-70.5% *	-0.1% *	2.8%	0.1%	0.1%
1/18/16	Champion Industries, Inc.	$0.0	11.3	5.0	44.1%	0.8%	$2.8	$0.30	$0.25	20.0%	0.2%	50.0%	0.0%	0.0%
9/29/15	China Housing and Land Development, Inc.	$8.8	7.0	3.5	50.4%	41.6%	$11.1	$3.00	$1.37	119.0%	206.2% *	35.3%	NA	NA
7/27/15	Kansas City Life Insurance Company	$30.1	10.6	3.1	29.5%	5.4%	$463.8	$52.50	$42.53	23.4%	1.3%	84.0%	0.1%	0.3%
8/8/14	The Monarch Cement Company	$3.0	4.0	2.1	53.8%	2.5%	$68.6	$30.00	$26.41	13.6%	0.5%	96.7%	0.0%	0.1%
5/6/13	Emtec, Inc.	$1.1	18.2	4.1	22.8%	5.5%	$17.1	$1.05	$1.10	-4.5% *	-0.3% *	89.4%	0.1%	0.2%
12/14/12	DGT Holdings Corp.	$4.7	3.9	3.9	100.0%	9.0%	$45.6	$13.50	$11.66	15.8%	1.6%	87.0%	NA	NA
8/30/10	CoSine Communications Inc. (nka: WebFinancial Holding LLC)	$0.0	10.1	6.3	62.0%	0.2%	$18.9	$2.24	$1.87	19.8%	0.0%	91.2%	0.1%	0.2%
7/22/10	EDCI Holdings, Inc.	$2.1	6.7	5.7	85.4%	6.1%	$27.0	$5.00	$4.02	24.4%	1.6%	62.3%	0.4%	0.4%
3/1/10	Regency Affiliates, Inc.	$0.1	3.4	1.3	36.8%	0.6%	$11.7	$6.00	$3.37	78.0%	0.4%	74.9%	0.1%	0.2%
8/26/09	Boss Holdings, Inc.	$0.4	2.1	0.8	37.8%	2.4%	$13.1	$7.65	$6.20	23.4%	0.6%	75.2%	0.0%	0.1%
8/24/09	MAXXAM Inc.	$1.7	4.6	NA	NA	3.5%	$49.5	$10.77	$9.35	15.2%	0.5%	47.0%	0.0%	NA
5/27/09	Cuisine Solutions, Inc.	$1.5	17.6	4.9	27.7%	6.7%	$16.2	$1.30	$0.95	36.8%	2.8%	35.8%	0.1%	0.3%
8/4/08	Capital Properties, Inc.	$0.3	3.3	0.8	23.2%	0.4%	$75.1	$25.00	$23.12	8.2%	0.0%	70.4%	0.1%	0.3%
6/30/08	Gouverneur Bancorp, Inc.	$0.1	2.3	0.8	35.0%	0.3%	$18.7	$10.00	$8.06	24.1%	0.1%	40.3%	0.1%	0.2%
4/14/08	Peoples-Sidney Financial Corporation	$1.3	1.4	1.1	77.9%	7.0%	$16.4	$13.47	$12.00	12.3%	0.9%	80.0%	0.1%	0.1%
2/29/08	First Bancorp of Indiana, Inc.	$0.4	1.8	1.3	72.6%	1.4%	$21.4	$14.00	$12.00	16.7%	0.2%	64.4%	0.1%	0.1%
1/2/08	Oregon Pacific Bancorp	$0.3	2.2	1.8	80.6%	0.9%	$20.0	$13.00	$9.05	43.6%	0.4%	72.4%	0.1%	0.1%
12/28/07	Peoples Bancorp	$2.9	3.1	3.0	95.8%	5.6%	$44.2	$16.75	$14.20	18.0%	1.1%	70.0%	0.1%	0.1%
10/25/07	CB Financial Corporation	$1.3	1.1	0.9	84.1%	6.2%	$17.1	$20.00	$16.00	25.0%	1.7%	96.4%	0.1%	0.1%
12/5/07	Jaclyn, Inc.	$3.1	2.5	1.6	66.2%	12.4%	$19.1	$10.21	$6.00	70.2%	8.1%	42.1%	0.4%	0.5%
7/2/07	Citizens Financial Corporation	$1.2	1.6	1.1	66.9%	10.7%	$7.0	$7.25	$6.54	10.9%	2.1%	95.6%	0.0%	0.0%
5/24/07	PSB Group, Inc.	$3.1	3.1	3.0	96.0%	4.8%	$58.3	$21.00	$15.15	38.6%	1.6%	75.8%	0.1%	0.1%
4/16/07	Northway Financial, Inc.	$4.9	1.5	1.2	78.4%	8.7%	$50.3	$37.50	$30.11	24.5%	2.1%	78.0%	0.2%	0.2%
2/16/07	Monarch Community Bancorp, Inc.	$2.8	2.5	2.1	84.2%	8.1%	$31.6	$13.50	$10.60	27.4%	2.1%	81.5%	0.0%	0.1%
1/12/07	Ohio State Bancshares, Inc.	$1.9	0.2	0.1	75.2%	10.6%	$17.2	$95.00	$92.25	3.0%	0.4%	97.9%	0.4%	0.6%
10/6/06	Meritage Hospitality Group, Inc.	$0.2	5.4	0.6	10.9%	0.6%	$25.4	$5.25	$4.67	12.4%	0.1%	94.3%	0.1%	0.7%

1. *Reflects closing share price one-day prior to transaction announcement, per public filings.*
2. *Computed as Cash-Out Price per Share, divided by One-Day Pre-Announcement Share Price.*
3. *Computed as: ((Cash-Out Price per Share - One-Day Pre-Announcement Share Price) * Shares Repurchased) / (Market Capitalization at Announcement - Transaction Value).*
4. *Over 12 months preceding transaction announcement, per Capital IQ.*

* *Excluded from summary statistics calculations.*

Sources: Capital IQ, public filings and press releases.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

HOULIHAN LOKEY | 19

Selected Illustrative Precedent "Going-Dark" Transactions (cont.)

Announced	Going-Dark Entity	Transaction Value	Shares Outstanding	Estimated Public Float: Shares	Estimated Public Float: %	Shares Repurchased as a % of Outstanding	Market Capitalization at Announcement	Cash-Out Price per Share	One-Day Pre-Announcement Share Price [1]	Implied One-Day Cash-Out Premium [2]	Implied Effect of Premium [3]	One-Day Pre-Announcement Share Price as a % of 52-Week High	Average Daily Trading Volume As % of: Shares Outstanding [4]	Average Daily Trading Volume As % of: Estimated Public Float [4]
8/15/06	Pegasus Communications Corporation (nka: The Pegasus Companies,	$0.3	13.2	3.5	26.4%	0.6%	$26.2	$3.25	$2.25	44.4%	0.3%	40.3%	0.0%	0.0%
5/16/06	Advanced Nutraceuticals, Inc. (nka: Bactolac Pharmaceutical, Inc.)	$0.7	4.7	1.4	29.0%	3.6%	$16.8	$4.00	$3.78	5.8%	0.2%	75.8%	NA	NA
5/2/06	Harbor Bankshares Corporation	$0.4	0.7	0.4	65.4%	1.8%	$16.4	$31.00	$25.50	21.6%	0.4%	100.0%	0.1%	0.1%
3/31/06	Mestek, Inc.	$9.6	8.7	1.4	16.6%	7.2%	$109.9	$15.24	$12.51	21.8%	1.7%	47.0%	0.1%	0.4%
1/26/06	Home City Financial Corporation	$0.5	0.8	0.7	83.6%	3.7%	$12.7	$17.10	$15.28	11.9%	0.5%	91.7%	0.1%	0.1%
11/2/05	Collins Industries, Inc.	$0.6	6.6	4.7	71.3%	1.2%	$44.5	$7.70	$6.75	14.1%	0.2%	90.0%	0.2%	0.2%
10/7/05	County Bank Corp	$2.9	1.1	0.9	84.5%	4.9%	$60.0	$55.00	$53.70	2.4%	0.1%	92.6%	0.1%	0.1%
10/3/05	Yadkin Valley Company	$1.0	0.2	0.1	36.2%	7.2%	$10.1	$78.00	$56.00	39.3%	3.2%	99.0%	NA	NA
9/13/05	First Citizens Bancorporation, Inc.	$29.6	0.9	0.1	11.8%	4.7%	$517.5	$735.00	$590.00	24.6%	1.2%	94.4%	0.0%	0.1%
9/8/05	FirstFed Bancorp, Inc.	$14.3	2.4	1.4	58.1%	53.3%	$22.0	$11.00	$8.51	29.3%	41.9%	91.1%	0.1%	0.1%
8/19/05	Illini Corporation	$1.8	0.5	0.4	67.5%	8.4%	$21.1	$40.50	$39.05	3.7%	0.3%	99.5%	0.2%	0.3%
7/22/05	Iowa First Bancshares Corp.	$2.5	1.4	1.2	87.8%	4.7%	$47.7	$38.00	$34.25	10.9%	0.5%	84.6%	0.1%	0.1%
7/1/05	Cherokee Banking Company	$2.4	1.2	0.9	74.9%	11.0%	$19.3	$17.75	$15.50	14.5%	1.8%	91.2%	0.1%	0.1%
6/24/05	FC Banc Corp.	$1.9	0.7	0.6	88.2%	9.9%	$16.8	$29.12	$28.10	3.6%	0.4%	73.9%	0.2%	0.3%
6/7/05	Guaranty Bancshares, Inc.	$1.5	2.8	1.3	44.9%	2.2%	$107.3	$24.00	$19.35	24.0%	0.3%	75.9%	0.1%	0.2%
5/24/05	FFD Financial Corporation	$1.5	1.9	1.6	83.4%	4.1%	$17.8	$19.00	$15.45	23.0%	1.7%	92.2%	0.1%	0.1%
5/18/05	Home Loan Financial Corp.	$2.3	1.7	1.1	66.7%	6.4%	$26.9	$20.75	$15.90	30.5%	2.1%	72.7%	0.1%	0.1%
5/17/05	Community Investors Bancorp, Inc.	$0.6	1.1	0.7	67.1%	3.8%	$13.9	$15.00	$13.25	13.2%	0.5%	82.8%	0.2%	0.3%
4/14/05	United Tennessee Bankshares, Inc.	$5.7	1.1	0.7	62.4%	23.7%	$24.9	$22.00	$18.26	20.5%	5.1%	85.9%	0.1%	0.1%
3/31/05	BF Enterprises Inc.	$2.6	3.5	1.2	35.1%	8.2%	$30.1	$8.95	$7.50	19.3%	1.5%	85.1%	0.1%	0.2%
3/22/05	Mercury Air Group, Inc.	$0.8	3.1	0.1	2.0%	6.3%	$10.6	$4.00	$3.36	19.0%	1.2%	37.4%	0.4%	20.7%
3/16/05	Northeast Indiana Bancorp, Inc.	$0.4	1.4	1.3	93.0%	1.3%	$29.4	$23.50	$20.00	17.5%	0.2%	86.2%	0.2%	0.2%
3/11/05	Lynch Interactive Corporation (nka: LICT Corporation)	$0.3	2.8	NA	NA	0.3%	$66.0	$29.00	$24.99	16.0%	0.1%	76.3%	0.0%	NA
3/3/05	ASB Financial Corp.	$2.0	1.7	1.4	84.8%	5.1%	$37.4	$23.00	$20.65	11.4%	0.6%	70.6%	0.1%	0.1%
2/25/05	First Manitowoc Bancorp, Inc. (nka: Bank First Corporation)	$2.1	6.9	NA	NA	1.5%	$105.8	$19.60	$15.25	28.5%	0.4%	93.8%	0.0%	NA
Low		$0.0	0.2	0.1	2.0%	0.1%	$2.7	$0.0	$0.03	0.0%	0.0%	2.8%	0.0%	0.0%
25th Percentile		$0.4	1.4	0.8	36.7%	1.5%	$16.4	$5.6	$4.34	12.3%	0.3%	66.3%	0.1%	0.1%
Median		$1.5	2.8	1.3	66.5%	4.8%	$21.1	$14.0	$12.00	19.3%	0.5%	78.0%	0.1%	0.1%
Mean		$3.0	6.4	3.7	59.4%	6.5%	$47.5	$31.4	$26.10	22.9%	1.9%	74.2%	0.1%	0.6%
75th Percentile		$2.7	6.7	3.2	83.4%	7.7%	$45.0	$23.8	$20.32	24.6%	1.6%	91.2%	0.1%	0.3%
High		$30.1	96.6	72.4	100.0%	53.3%	$517.5	$735.0	$590.00	119.0%	41.9%	100.0%	0.4%	20.7%

1. Reflects closing share price one-day prior to transaction announcement, per public filings.
2. Computed as Cash-Out Price per Share, divided by One-Day Pre-Announcement Share Price.
*3. Computed as: ((Cash-Out Price per Share - One-Day Pre-Announcement Share Price) * Shares Repurchased) / (Market Capitalization at Announcement - Transaction Value).*
4. Over 12 months preceding transaction announcement, per Capital IQ.
** Excluded from summary statistics calculations.*
Sources: Capital IQ, public filings and press releases.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW
HOULIHAN LOKEY | 20

Page 1. Executive Summary 3 2. Additional Considerations 5 3. Appendix 17 Additional Illustrative Precedent Going-Dark Transactions Detail 18 Glossary of Selected Terms 21 4. Disclaimer 23Page 1. Executive Summary 3 2. Additional Considerations 5 3. Appendix 17 Additional Illustrative Precedent Going-Dark Transactions Detail 18 Glossary of Selected Terms 21 4. Disclaimer 23

Glossary of Selected Terms Definition Description Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non- Adjusted EBITDA recurring items Stockholders of record owning less than a yet-to-be-determined number of shares immediately prior to the Cashed-Out Stockholders contemplated reverse stock split of the common stock of Poconos Stockholders of record owning greater than a yet-to-be-determined number of shares immediately prior to the Continuing Stockholders contemplated reverse stock split of the common stock of Poconos CY Calendar Year E Estimated The contemplated forward stock split of the remaining shares of Poconos common stock immediately following the Forward Split consummation of the contemplated reverse stock split of the common stock of Poconos NA Not available NMF Not meaningful figure Reverse Split The contemplated reverse stock split of the common stock of Poconos Stock Splits Collectively, the reverse split and forward split WTI West Texas Intermediate crude oil 22 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEWGlossary of Selected Terms Definition Description Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non- Adjusted EBITDA recurring items Stockholders of record owning less than a yet-to-be-determined number of shares immediately prior to the Cashed-Out Stockholders contemplated reverse stock split of the common stock of Poconos Stockholders of record owning greater than a yet-to-be-determined number of shares immediately prior to the Continuing Stockholders contemplated reverse stock split of the common stock of Poconos CY Calendar Year E Estimated The contemplated forward stock split of the remaining shares of Poconos common stock immediately following the Forward Split consummation of the contemplated reverse stock split of the common stock of Poconos NA Not available NMF Not meaningful figure Reverse Split The contemplated reverse stock split of the common stock of Poconos Stock Splits Collectively, the reverse split and forward split WTI West Texas Intermediate crude oil 22 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

Page 1. Executive Summary 3 2. Additional Considerations 5 3. Appendix 17 4. Disclaimer 23Page 1. Executive Summary 3 2. Additional Considerations 5 3. Appendix 17 4. Disclaimer 23

Disclaimer § This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Finance and Strategic Planning Committee (the “Committee”) of the Board of Directors (the “Board”) of Poconos (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a series of potential transactions (the “Stock Splits”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. § The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. § Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Committee. § The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Stock Splits and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company, the Board, the Committee or any other party to proceed with or effect the Stock Splits, or the relative merits of the Stock Splits as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Stock Splits or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Committee. In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates. § The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Stock Splits. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. The materials do not address the fairness of any portion or aspect of the Stock Splits to any party. 24 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEWDisclaimer § This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Finance and Strategic Planning Committee (the “Committee”) of the Board of Directors (the “Board”) of Poconos (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a series of potential transactions (the “Stock Splits”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. § The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. § Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Committee. § The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Stock Splits and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company, the Board, the Committee or any other party to proceed with or effect the Stock Splits, or the relative merits of the Stock Splits as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Stock Splits or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Committee. In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates. § The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Stock Splits. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. The materials do not address the fairness of any portion or aspect of the Stock Splits to any party. 24 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

Disclaimer (cont.) § All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. § Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Stock Splits since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents. § The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Stock Splits counterparty, any other Stock Splits participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the “Interested Parties”), or any currency or commodity that may be involved in the Stock Splits. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey has received, and may receive, compensation. Although Houlihan Lokey in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Stock Splits, or that otherwise may be of interest to the Board, the Committee, or the Company, Houlihan Lokey shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Board, the Committee, or the Company or to use such information on behalf of the Board, the Committee, or the Company. Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials. 25 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEWDisclaimer (cont.) § All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. § Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Stock Splits since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents. § The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Stock Splits counterparty, any other Stock Splits participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the “Interested Parties”), or any currency or commodity that may be involved in the Stock Splits. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey has received, and may receive, compensation. Although Houlihan Lokey in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Stock Splits, or that otherwise may be of interest to the Board, the Committee, or the Company, Houlihan Lokey shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Board, the Committee, or the Company or to use such information on behalf of the Board, the Committee, or the Company. Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials. 25 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

CORPORATEFINANCE FINANCIALADVISORYSERVICES FINANCIALRESTRUCTURING HL.com 26 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEWCORPORATEFINANCE FINANCIALADVISORYSERVICES FINANCIALRESTRUCTURING HL.com 26 CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW